Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2003 relating to the financial statements and financial statement schedule, which appears in Pacer International, Inc.’s Annual Report on Form 10-K for the year ended December 27, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
January 7, 2004